UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2009

ADVANCE NANOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-10065	20-1614256
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

400 Rella Blvd, Suite 160, Montebello, NY	10901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (845) 533-4225

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 12, 2009, Advance Nanotech, Inc. (the “Company”) issued a press release announcing that its Owlstone Nanotech Inc. subsidiary received an initial purchase order from Genzyme Corporation (Nasdaq: GENZ), one of the world's leading biotechnology companies, for its Lonestar detection system.  A copy of the press release is attached hereto as Exhibit 99.1

On March 11, 2009, Advance Nanotech, Inc. (the “Company”) issued a press release announcing that its Owlstone Nanotech Inc. subsidiary, which in October 2007 was awarded a three-year $3.7 million contract by the U S. Defense Threat Reduction Agency (“DTRA”), has received a modification to the contract authorizing the Company to immediately commence work contained in option year two of the contract, valued up to $1,439,900.  A copy of the press release is attached hereto as Exhibit 99.2

Item 9.01. Financial Statements and Exhibits.

The following exhibit is included as part of this report:

(d) Exhibits.

No.	Description
99.1	Press release dated March 12, 2009.
99.2	Press release dated March 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE NANOTECH, INC.

By:	/s/ Thomas P. Finn
Thomas P. Finn
Chief Financial Officer and Secretary

Dated: March 12, 2009

EXHIBIT LIST

No.	Description
99.1	Press release dated March 12, 2009.
99.2	Press release dated March 11, 2009.